As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0606750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland	N/A
(Address of Principal Executive Offices)	(Zip Code)

Weatherford International Ltd. 2010 Omnibus Incentive Plan

(Full title of the plan)

Joseph C. Henry

Weatherford International Ltd.

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Registered Shares, par value 1.16 Swiss francs per share	18,000,000(2)	$12.62	$227,160,000	$26,033

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a Registered Share as reported by the New York Stock Exchange, Inc. on May 21, 2012.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement covers an indeterminable number of additional securities as may be offered or issued as a result of the anti-dilution provisions of the Weatherford International Ltd. 2010 Omnibus Incentive Plan.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Weatherford International Ltd., a Swiss joint-stock corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 18,000,000 registered shares pursuant to the Weatherford International Ltd. 2010 Omnibus Incentive Plan (the “Plan”). The Board of Directors and shareholders of the Registrant approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 10,144,000 shares to 28,144,000 shares. The contents of the Registration Statement on Form S-8 (Reg. No. 333-167959) relating to the Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2012)

4.2	Organizational Regulations of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 26, 2009)

4.3	Weatherford International Ltd. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Annex B to the Registrant’s Proxy Statement filed on April 16, 2012)

5.1*	Opinion of Baker & McKenzie Geneva

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Baker & McKenzie Geneva (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement )

*	Filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2012.

WEATHERFORD INTERNATIONAL LTD.

/s/ BERNARD J. DUROC-DANNER
Bernard J. Duroc-Danner
President, Chief Executive Officer,
Chairman of the Board and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Joseph C. Henry, or any of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self regulatory body or other regulatory authority, granting said attorneys-in-fact and agents, and any of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BERNARD J. DUROC-DANNER Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	May 24, 2012

/s/ JOHN H. BRISCOE John H. Briscoe	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2012

Director
Samuel Bodman

Director
Nicholas F. Brady

/s/ DAVID J. BUTTERS	Director	May 24, 2012
David J. Butters

/s/ WILLIAM E. MACAULAY	Director	May 24, 2012
William E. Macaulay

/s/ ROBERT K. MOSES, JR.	Director	May 24, 2012
Robert K. Moses, Jr.

/s/ GUILLERMO ORTIZ	Director	May 24, 2012
Guillermo Ortiz

/s/ EMYR JONES PARRY	Director	May 24, 2012
Emyr Jones Parry

/s/ ROBERT A. RAYNE	Director	May 24, 2012
Robert A. Rayne

/s/ JOSEPH C. HENRY Joseph C. Henry	Senior Vice President, Co-General Counsel, Corporate Secretary and Authorized U.S. Representative	May 24, 2012

EXHIBIT INDEX

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2012)

4.2	Organizational Regulations of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 26, 2009)

4.3	Weatherford International Ltd. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Annex B to the Registrant’s Proxy Statement filed on April 16, 2012)

5.1*	Opinion of Baker & McKenzie Geneva

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Baker & McKenzie Geneva (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement )

*	Filed with this Registration Statement.